Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-163251) of Flowserve Corporation of our report dated February 23, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Flowserve Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

December 10, 2021